                              EXHIBIT 10.35

                        KARTS INTERNATIONAL INCORPORATED
                          4851 LBJ FREEWAY, SUITE 201
                              DALLAS, TEXAS 75244





                                 March 31, 1996




Securities Transfer Corporation
P. O. Box 701629
Dallas, Texas 75370

Attention: Kevin B. Halter, Jr., President

Dear Mr. Halter:

       You have been advised that Karts International Incorporated (the "Company") is offering to sell in a private offering (the "Offering") up to 350,000 shares of its common stock, par value $.001 per share (the "Offering Shares") at a purchase price of $1.50 per share in accordance with that certain Confidential Private Placement Memorandum, as amended (the "Memorandum"), originally dated February 27, 1996, which Memorandum and all amendments thereto set forth the terms and conditions of the Offering. Under the terms of the Offering, the Offering Shares are being offered on a "best efforts" basis. Unless the Offering Shares are sold before March 31, 1996 (which period can be extended), the Offering will terminate. All defined terms set forth herein shall have the same meaning ascribed to them in the Memorandum unless otherwise set forth herein.

       As further consideration for the purchase of the Offering Shares, the Company and HFG have agreed to issue to the investors in the Offering additional shares of the Company's Common Stock if on the "Offering Valuation Date" (as defined herein) the "Stock Market Value" (as defined herein) does not equal or exceed $3.00 per share of Common Stock. HFG has agreed to transfer and assign, for no additional consideration, to each original investor who is a record shareholder of the Company on the Offering Valuation Date such number of shares of the Common Stock of the Company necessary for each investor's Stock Market Value for the shares purchased in this Offering to be equal to $3.00 per share. This provision shall apply only to investors who originally purchased Offering Shares in this Offering and have executed Subscription Documents and will not be applicable to such investors if their Offering Shares are sold, assigned or transferred by such investors prior to the Offering Valuation Date. If the Common Stock is not publicly traded on the Offering Valuation Date, the Company will obtain an independent valuation of the per share value of Common Stock.

       As required under the terms of the Offering, within thirty (30) days of the Offering Valuation Date, or as soon thereafter as practicable, HFG shall cause to be deposited with you, as escrow agent, certificates evidencing 350,000 shares of the Common Stock of the Company owned by HFG (the "HFG Shares") pursuant to this escrow agreement. If the HFG Shares are insufficient to meet the obligation to the investors,
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Securities Transfer Corporation
March 31, 1996
Page 2


the Company has agreed to issue such additional shares of Common Stock to the investors as may be necessary to fulfill the obligation to investors. If, on the Offering Valuation Date, the Stock Market Value is more than $3.00 per share, the HFG Shares will be delivered by you to HFG without further notice to the investors.

       For purposes of this agreement, the "Offering Valuation Date" shall be the second annual anniversary date of the Closing Date of the Offering and "Stock Market Value" shall mean the average closing bid price of the Company's Common Stock for ten trading days prior to and including the Offering Valuation Date. If the Common Stock of the Company is listed on the OTC Bulletin Board or the Nasdaq Stock Market, the Stock Market Value shall be the average of the closing bid prices for the last ten trading days prior to and including the Offering Valuation Date or if the Common Stock of the Company is listed on any national or regional exchange, the Stock Market Valuation shall be the average of the last reported sales prices for the ten trading days prior to and including the Offering Valuation Date.

       Securities Transfer Corporation ("Escrow Agent") has agreed to act as the Escrow Agent for the Company relating to the retention and distribution of the HFG Shares. Accordingly, you are hereby authorized and directed to hold such HFG Shares in the escrow account for the benefit of the investors in the Offering until receipt by you from HFG of written instruction as to the distribution of the HFG Shares in accordance with the terms of the Memorandum and this escrow agreement.

       The Company and HFG hereby agree that the Escrow Agent shall incur no liability with respect to, and that the Company and HFG will indemnify Escrow Agent against, any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document not actually known by it not to be genuine and duly authorized, nor for anything except its own willful misconduct or gross negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this escrow agreement or for the validity or sufficiency of any property which may be delivered to it hereunder. In all questions arising under this escrow agreement, the Escrow Agent may rely on the advice of counsel, and neither the Escrow Agent or Escrow Agent's counsel shall be liable for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of any such expense shall be made and provided for in a manner satisfactory to it, and Escrow Agent is indemnified in a manner satisfactory to it against any such expense or liability. This escrow agreement shall not be subject to rescission or modification except upon receipt by Escrow Agent of written instructions from all applicable parties, and no such modification or rescission shall be effective unless and until consented to in writing by Escrow Agent. Escrow Agent reserves the right to resign hereunder, upon ten
(10) business days prior written notice to the Company and HFG. In the event of said resignation, and prior to the effective date thereof, the Company and HFG, by written notice to Escrow Agent, shall designate a successor Escrow Agent (by name and address) to assume the responsibility of Escrow Agent under this Agreement and Escrow Agent immediately shall deliver any undisbursed HFG Shares to such successor Escrow Agent. If the Company and HFG fail to designate such a successor Escrow Agent within such time period, the Escrow Agent may deliver any undisbursed HFG Shares into the registry of any court having jurisdiction.

       If the Escrow Agent believes it is to be reasonably necessary to consult with counsel concerning any of its duties, or if it becomes involved in litigation as a result of its role as Escrow Agent hereunder, or as a result of having received property subject hereto, then in either case, its costs, expenses and attorneys' fees shall be the liability of the Company and HFG and shall be payable by the Company and HFG.
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Securities Transfer Corporation
March 31, 1996
Page 3



       All notices, instructions and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been duly given to the Company and HFG, if delivered personally or mailed first class, postage prepaid, registered or certified mail, return receipt requested to their respective addresses shown below. No notice to Escrow Agent shall be deemed to be delivered until actually received by Escrow Agent.

       If to the Escrow Agent:     Securities Transfer Corporation
                                   P. O. Box 701629
                                   Dallas, Texas 75370
                                   Attention:  Kevin B. Halter, Jr., President

       If to the Company:          Karts International Incorporated
                                   4851 LBJ Freeway, Suite 201
                                   Dallas, Texas 75244
                                   Attention:  Timothy P. Halter, Vice
                                               President

       If to HFG:                  Halter Financial Group, Inc.
                                   4851 LBJ Freeway, Suite 201
                                   Dallas, Texas 75244
                                   Attention:  Timothy P. Halter, President

       As consideration for a non-refundable agreement to act as Escrow Agent as herein described, the Company agrees to pay Escrow Agent an administrative fee of $500.00 upon execution of this escrow agreement by Escrow Agent. Further, the Company and HFG agree to pay all disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder, including reasonable fees, expenses and disbursements of its counsel.

       The Escrow Agent shall not be liable, responsible or accountable in damages or otherwise to the Company and HFG for any act or omission under the provisions of this escrow agreement, unless such act or omission constitutes intentional misconduct, gross negligence or fraud. In no event shall the Escrow Agent be required to examine or verify the form, substance, completeness, acceptability or sufficiency of any document or instrument deposited with it pursuant hereto, and the Escrow Agent shall be entitled in all respects to rely upon any notice delivered to it by the Company or HFG.

       The obligations of the Escrow Agent are intended to be limited solely to duties stated affirmatively herein and the Escrow Agent shall not be required to take any other action with reference to any other matters which might arise in connection with the Offering. The Escrow Agent need not give consideration to nor is it bound by the terms and provisions of the Offering or any agreement or undertaking made therein. The Escrow Agent is not a party to, is not responsible for, and makes no representations with respect to the offering, sale and distribution of the Common Stock, including, but not limited to, matters set forth in any offering documents prepared and distributed in connection with the offering, sale and distribution of the Common Stock. The Escrow Agent has no duty to determine or inquire into any happening or occurrence of or any performance or failure of performance of the Company or HFG or of any other party with respect to agreements or arrangements with any other party. In the event of any disagreement or controversy arising under this escrow agreement or if conflicting demands or notices are made upon the Escrow Agent growing out of or relating to this escrow agreement or in the event the Escrow Agent in good faith is in doubt as to
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Securities Transfer Corporation
March 31, 1996
Page 4


what action it should take hereunder, the Escrow Agent shall have the right, at its election, to undertake any or all of the following acts: (a) withhold and stop all further proceedings under and performance of this escrow agreement, and of all instructions received hereunder, and resign as Escrow Agent effective upon the mutual appointment of a successor Escrow Agent by the Company and HFG, (b) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring all parties involved to interplead and litigate in such court their claims and rights among themselves and with the Escrow Agent, or (c) file a suit seeking a declaratory judgment or any other appropriate relief. The foregoing remedies shall be in addition to any other remedies available to the Escrow Agent provided by law. Escrow Agent shall in any event be entitled to recover its actual attorneys' fees and any other costs or expenses incurred. Should any suit or legal proceeding be instituted growing out of or related to this escrow agreement, whether such suit be initiated by the Escrow Agent or others, the Escrow Agent shall have the right, at its option, to stop all further proceedings under and performance of this escrow agreement and of all instructions received hereunder, until all differences and doubts have been resolved by the agreement of all parties or until the rights of all parties shall have been fully and finally adjudicated.

       The obligations of the Company and HFG under this agreement shall survive the termination of this escrow agreement.

       This escrow agreement constitutes the complete agreement of the parties hereto with respect to the subject matter hereof, and may not be modified or amended except by a written instrument executed by all parties.

       This escrow agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their successors and assigns.

       THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA APPLICABLE TO AGREEMENTS MADE AND TO BE ENTIRELY PERFORMED WITHIN SUCH STATE.

       This escrow agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       This agreement shall terminate upon delivery of the HFG Shares by the Escrow Agent in accordance with the written instructions of HFG as provided herein.
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Securities Transfer Corporation
March 31, 1996
Page 5


       If you are in agreement with the foregoing, kindly sign and return the enclosed copy of this escrow agreement.


                                   Very truly yours,

                                   KARTS INTERNATIONAL INCORPORATED


                                   By:            /s/ Timothy P. Halter
                                      ------------------------------------------
                                        Timothy P. Halter, Vice President


                                   HALTER FINANCIAL GROUP, INC.


                                   By:            /s/ Timothy P. Halter
                                      ------------------------------------------
                                         Timothy P. Halter, President



       The undersigned hereby agrees to act as the Escrow Agent solely in accordance with the terms and provisions of this escrow agreement.


                                   SECURITIES TRANSFER CORPORATION


                                   By:            /s/ Kevin B. Halter, Jr.
                                      ------------------------------------------
                                        Kevin B. Halter, Jr., President